Exhibit 99.1

Moelis & Company Reports Fourth Quarter and Full Year 2024 Financial Results;

Increases Quarterly Dividend 8% to $0.65 Per Share

•
Fourth quarter revenues of $438.7 million, up 104% from the prior year period
•
Full year 2024 GAAP revenues of $1,194.5 million; full year 2024 Adjusted revenues of $1,201.5 million, up 40% from the prior year
•
GAAP net income of $1.15 per share (diluted) for the fourth quarter of 2024 and $1.78 per share (diluted) for the full year; Adjusted net income of $1.18 per share (diluted) for the fourth quarter and $1.82 per share (diluted) for the full year
•
Fourth quarter Adjusted pre-tax margin of 31.4%; full year 2024 Adjusted pre-tax margin of 16.4%
•
Continued to execute on our growth strategy:
―
In 2024, we promoted seven advisory professionals to Managing Director and hired eight Managing Directors
―
In early 2025, we promoted 12 advisory professionals to Managing Director and hired a Global Head of Private Funds Advisory
•
Strong balance sheet with cash and short-term investments of $560.4 million and no debt or goodwill
―
Increased regular quarterly dividend 8% to $0.65 per share

NEW YORK, February 5, 2025 – Moelis & Company (NYSE:MC) today reported financial results for the fourth quarter and full year ended December 31, 2024. The Firm's fourth quarter revenues were $438.7 million and represented an increase of 104% from the prior year period. The Firm reported fourth quarter GAAP net income of $99.8 million, or $1.15 per share (diluted). On an Adjusted basis, the Firm reported net income of $99.0 million and $1.18 per share (diluted) for the fourth quarter of 2024, as compared with a net loss of $4.8 million, or ($0.06) per share, in the prior year period.

The Firm's full year 2024 GAAP revenues were $1,194.5 million. On an Adjusted basis, the Firm's full year 2024 revenues were $1,201.5 million and represented an increase of 40% from the prior year. The Firm reported full year 2024 GAAP net income of $151.5 million, or $1.78 per share (diluted). On an Adjusted basis, the Firm reported net income of $150.4 million, or $1.82 per share (diluted) for full year 2024, as compared with a net loss of $15.0 million, or ($0.20) per share (diluted), in the prior year. GAAP and Adjusted net income in full year 2024 include net tax benefits of approximately $0.16 per share (diluted) related to the settlement of share-based awards.

"Our 2024 results reflect strong performance across our business, fueled by the strength of our integrated global team. We are encouraged by our momentum heading into 2025 and the Firm has never been better positioned to continue delivering for our clients and shareholders," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands except per share data)	2024	2023	Variance	2024	2023	Variance

Revenues	$438,719	$214,878	104%	$438,719	$214,878	104%
Income (loss) before income taxes	137,546	(4,204)	N/M	137,806	(3,215)	N/M
Provision (benefit) for income taxes	37,701	2,260	1,568%	38,836	1,608	2,315%
Net income (loss)	99,845	(6,464)	N/M	98,970	(4,823)	N/M
Net income (loss) attributable to noncontrolling interests	10,446	(804)	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$89,399	$(5,660)	N/M	$98,970	$(4,823)	N/M
Diluted earnings (loss) per share	$1.15	$(0.08)	N/M	$1.18	$(0.06)	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands except per share data)	2024	2023	Variance	2024	2023	Variance

Revenues	$1,194,545	$854,748	40%	$1,201,520	$860,085	40%
Income (loss) before income taxes	196,012	(29,147)	N/M	196,649	(17,233)	N/M
Provision (benefit) for income taxes	44,521	(1,631)	N/M	46,247	(2,282)	N/M
Net income (loss)	151,491	(27,516)	N/M	150,402	(14,951)	N/M
Net income (loss) attributable to noncontrolling interests	15,471	(2,816)	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$136,020	$(24,700)	N/M	$150,402	$(14,951)	N/M
Diluted earnings (loss) per share	$1.78	$(0.36)	N/M	$1.82	$(0.20)	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $438.7 million in the fourth quarter of 2024, as compared with $214.9 million in the prior year period, representing an increase of 104%. The increase in fourth quarter revenues is attributable to an increase in average fees earned per completed transaction across all products, with particular strength in M&A, as compared with the prior year period.

For the year ended December 31, 2024, we earned GAAP revenues of $1,194.5 million, as compared with $854.7 million in the prior year. On an Adjusted basis, we earned revenues of $1,201.5 million in full year 2024, as compared with $860.1 million in the prior year, representing an increase of 40%. The increase in revenues in full year 2024 is attributable to an increase in transaction completions across all products.

We continue to execute on our strategy of organic growth, and in early 2025 we promoted 12 advisory professionals to Managing Director and hired a Global Head of Private Funds Advisory who will join the Firm in the near term. As of the date of this release, we have 169 Managing Directors on our platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Expenses:
Compensation and benefits	$257,145	$178,485	44%	$256,433	$175,636	46%
% of revenues	58.6%	83.1%		58.5%	81.7%
Non-compensation expenses	$50,063	$45,742	9%	$50,063	$44,593	12%
% of revenues	11.4%	21.3%		11.4%	20.8%
Total operating expenses	$307,208	$224,227	37%	$306,496	$220,229	39%
% of revenues	70.0%	104.4%		69.9%	102.5%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Expenses:
Compensation and benefits	$830,151	$714,749	16%	$829,045	$711,158	17%
% of revenues	69.5%	83.6%		69.0%	82.7%
Non-compensation expenses	$191,449	$180,351	6%	$191,449	$178,782	7%
% of revenues	16.0%	21.1%		15.9%	20.8%
Total operating expenses	$1,021,600	$895,100	14%	$1,020,494	$889,940	15%
% of revenues	85.5%	104.7%		84.9%	103.5%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $307.2 million for the fourth quarter of 2024 and $1,021.6 million for the year ended December 31, 2024. On an Adjusted basis, operating expenses were $306.5 million for the fourth quarter of 2024, as compared with $220.2 million in the prior year period, and $1,020.5 million for the full year, as compared with $889.9 million in the prior year. The increase in operating expenses in the fourth quarter and full year 2024 is primarily attributable to increased compensation and benefits expenses as compared with the prior year periods.

Compensation and benefits expenses on a GAAP basis were $257.1 million for the fourth quarter of 2024 and $830.2 million for the year ended December 31, 2024. On an Adjusted basis, compensation and benefits expenses were $256.4 million for the fourth quarter of 2024, as compared with $175.6 million in the prior year period, and $829.0 million for the full year, as compared with $711.2 million in the prior year. The increase in Adjusted compensation and benefits expenses in the fourth quarter and full year 2024 is attributable to a higher bonus expense accrual, as a result of higher revenues earned, as compared with the prior year periods.

Non-compensation expenses on a GAAP basis were $50.1 million for the fourth quarter of 2024 and $191.4 million for the year ended December 31, 2024. On an Adjusted basis, non-compensation expenses for the fourth quarter of 2024 were $50.1 million, as compared with $44.6 million in the prior year period. The increase in non-compensation expenses during the fourth quarter of 2024 is primarily attributable to increased deal-related travel and entertainment expenses. For full year 2024, Adjusted non-compensation expenses were $191.4 million, as compared with $178.8 million in the prior year. The increase in Adjusted non-compensation expenses for full year 2024 is broad-based and related to the expansion of our business during the year.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Other income (expenses)	$6,035	$5,145	17%	$5,583	$2,136	161%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2024	2023	Variance	2024	2023	Variance

Other income (expenses)	$23,067	$11,205	106%	$15,623	$12,622	24%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was income of $6.0 million for the fourth quarter of 2024 and $23.1 million for the year ended December 31, 2024. On an Adjusted basis, other income was $5.6 million for the fourth quarter of 2024, as compared with $2.1 million in the prior year period, and $15.6 million for the full year, as compared with $12.6 million in the prior year. For full year 2024, we recorded a gain of $7.0 million related to the sale of 5.0 million shares of our investment in MA Financial Group Limited during the third quarter of 2024. The gain of $7.0 million is included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s fourth quarter and full year 2024 operating results were taxed at our corporate effective tax rate. Together with the excess tax benefit related to the delivery of equity-based compensation of $0.4 million and $13.0 million for the fourth quarter and full year, respectively, and the impact of certain non-deductible expenses incurred in the ordinary course of business, our net tax expense was $38.8 million for the fourth quarter and $46.2 million for the full year.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of December 31, 2024, we held cash and liquid investments of $560.4 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share, representing an increase of 8% from the prior quarter. The $0.65 per share will be paid on March 27, 2025 to common stockholders of record on February 18, 2025.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, February 5, 2025, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our fourth quarter and full year 2024 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenues	$438,719	$214,878	$1,194,545	$854,748

Expenses
Compensation and benefits	257,145	178,485	830,151	714,749
Occupancy	8,337	8,721	29,908	28,608
Professional fees	6,485	7,418	27,056	32,796
Communication, technology and information services	13,465	12,220	50,573	45,978
Travel and related expenses	10,799	8,430	40,054	37,005
Depreciation and amortization	2,833	2,294	10,444	8,317
Other expenses	8,144	6,659	33,414	27,647
Total Expenses	307,208	224,227	1,021,600	895,100

Operating income (loss)	131,511	(9,349)	172,945	(40,352)
Other income (expenses)	6,035	5,145	23,067	11,205
Income (loss) before income taxes	137,546	(4,204)	196,012	(29,147)
Provision (benefit) for income taxes	37,701	2,260	44,521	(1,631)
Net income (loss)	99,845	(6,464)	151,491	(27,516)

Net income (loss) attributable to noncontrolling interests	10,446	(804)	15,471	(2,816)
Net income (loss) attributable to Moelis & Company	$89,399	$(5,660)	$136,020	$(24,700)

Weighted-average shares of Class A common stock outstanding
Basic	72,467,399	68,880,740	71,876,838	68,501,018
Diluted	77,734,437	68,880,740	76,611,948	68,501,018
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.23	$(0.08)	$1.89	$(0.36)
Diluted	$1.15	$(0.08)	$1.78	$(0.36)

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$438,719	$—		$438,719

Compensation and benefits	257,145	(712)	(a)	256,433
Other income (expenses)	6,035	(452)	(a)(b)	5,583

Income (loss) before income taxes	137,546	260		137,806
Provision (benefit) for income taxes	37,701	1,135	(b)(c)	38,836
Net income (loss)	99,845	(875)		98,970

Net income (loss) attributable to noncontrolling interests	10,446	(10,446)	(d)	—
Net income (loss) attributable to Moelis & Company	$89,399	$9,571		$98,970

Weighted-average shares of Class A common stock outstanding
Basic	72,467,399	6,096,785	(d)	78,564,184
Diluted	77,734,437	6,096,785	(d)	83,831,222
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.23			$1.26
Diluted	$1.15			$1.18

(a)		Reflects a reclassification of $0.7 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(b)		Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.3 million is reclassified to the provision for income taxes line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $0.4 million, we have a net tax expense of $38.8 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$214,878	$—		$214,878

Compensation and benefits	178,485	(2,849)	(a)	175,636
Non-compensation expenses	45,742	(1,149)	(b)	44,593
Other income (expenses)	5,145	(3,009)	(a)(b)(c)	2,136

Income (loss) before income taxes	(4,204)	989		(3,215)
Provision (benefit) for income taxes	2,260	(652)	(c)(d)	1,608
Net income (loss)	(6,464)	1,641		(4,823)

Net income (loss) attributable to noncontrolling interests	(804)	804	(e)	—
Net income (loss) attributable to Moelis & Company	$(5,660)	$837		$(4,823)

Weighted-average shares of Class A common stock outstanding
Basic	68,880,740	6,286,001	(e)	75,166,741
Diluted	68,880,740	6,286,001	(e)	75,166,741
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.08)			$(0.06)
Diluted	$(0.08)			$(0.06)

(a)	Reflects a reclassification of $2.8 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(b)	Reflects adjustments of $1.7 million related to asset impairments associated with the Company's exit from a duplicate U.S. office location.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.7 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.1 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Year Ended December 31, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,194,545	$6,975	(a)	$1,201,520

Compensation and benefits	830,151	(1,106)	(b)	829,045
Other income (expenses)	23,067	(7,444)	(a)(b)(c)	15,623

Income (loss) before income taxes	196,012	637		196,649
Provision (benefit) for income taxes	44,521	1,726	(c)(d)	46,247
Net income (loss)	151,491	(1,089)		150,402

Net income (loss) attributable to noncontrolling interests	15,471	(15,471)	(e)	—
Net income (loss) attributable to Moelis & Company	$136,020	$14,382		$150,402

Weighted-average shares of Class A common stock outstanding
Basic	71,876,838	6,098,730	(e)	77,975,568
Diluted	76,611,948	6,098,730	(e)	82,710,678
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.89			$1.93
Diluted	$1.78			$1.82

(a)	Reflects a reclassification of $7.0 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)	Reflects a reclassification of $1.1 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.6 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $13.0 million, we have a net tax expense of $46.2 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.6 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Year Ended December 31, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$854,748	$5,337	(a)	$860,085

Compensation and benefits	714,749	(3,591)	(b)	711,158
Non-compensation expenses	180,351	(1,569)	(c)(d)	178,782
Other income (expenses)	11,205	1,417	(a)(b)(c)(d)(e)	12,622

Income (loss) before income taxes	(29,147)	11,914		(17,233)
Provision (benefit) for income taxes	(1,631)	(651)	(e)(f)	(2,282)
Net income (loss)	(27,516)	12,565		(14,951)

Net income (loss) attributable to noncontrolling interests	(2,816)	2,816	(g)	—
Net income (loss) attributable to Moelis & Company	$(24,700)	$9,749		$(14,951)

Weighted-average shares of Class A common stock outstanding
Basic	68,501,018	6,238,470	(g)	74,739,488
Diluted	68,501,018	6,238,470	(g)	74,739,488
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.36)			$(0.20)
Diluted	$(0.36)			$(0.20)

(a)	Reflects a reclassification of $5.3 million of other income to revenues related to shares received as partial payment for advisory services provided on certain transactions.
(b)	Reflects a reclassification of $3.6 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Reflects adjustments of $10.4 million for expenses resulting from a regulatory settlement with the SEC relating to recordkeeping of business communications on messaging applications.
(d)	Reflects adjustments of $1.7 million related to asset impairments associated with the Company's exit from a duplicate U.S. office location.
(e)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(f)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $3.9 million, we have a net tax benefit of $2.3 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with the past partnership unit exchanges; such adjustment for this period was a net expense of $0.6 million, which is not included in the corporate tax provision for the period presented.

(g)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.